UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

☐
Soliciting Material under §240.14a-12

Atreca, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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No fee required.

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Fee paid previously with preliminary materials.

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Fees computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ATRECA, INC.
835 INDUSTRIAL RD., SUITE 400
SAN CARLOS, CA 94070
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 9:00 a.m. Pacific Daylight Time on Wednesday, June 8, 2022
Dear Stockholders of Atreca, Inc.:
You are cordially invited to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Atreca, Inc., a Delaware corporation (the “Company”). The meeting will be held on Wednesday, June 8, 2022 at 9:00 a.m. Pacific Daylight Time via live webcast on the Internet for the following purposes:
1.   to elect three Class III directors nominated by the Company’s Board of Directors to serve until the 2025 Annual Meeting of Stockholders and until their successors are duly elected and qualified or until their earlier death, resignation or removal;
2.   to ratify the selection of WithumSmith+Brown, PC as the independent registered public accounting firm of the Company for the year ending December 31, 2022; and
3.   to conduct any other business properly brought before the Annual Meeting or any adjournment thereof.
These items of business are more fully described in the Proxy Statement (the “Proxy Statement”) accompanying this notice. The record date for the Annual Meeting is April 14, 2022. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof.
On or about April 28, 2022, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access the Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2021. The Notice provides instructions on how to vote via the Internet or telephone and includes instructions on how to receive a paper copy of our proxy materials by mail.
The Annual Meeting will be conducted virtually, via live webcast only, to provide greater access for our stockholders, directors, and employees. You can attend the Annual Meeting, vote your shares, and submit your questions during the live webcast at www.virtualshareholdermeeting.com/BCEL2022. Online check-in will begin at approximately 8:45 am Pacific Daylight Time. You will need your 16-digit control number included in the Notice, the proxy card, or in the instructions that accompany your proxy materials. You cannot attend the Annual Meeting in person.
A list of our stockholders of record entitled to vote as of the close of business on April 14, 2022 will be made available for review, upon written request to us via email at info@atreca.com, at our principal executive offices at 835 Industrial Rd., Suite 400, San Carlos, California 94070 for ten days prior to the Annual Meeting for any legally valid purpose related to the Annual Meeting, and will be available for the duration of the Annual Meeting at www.virtualshareholdermeeting.com/BCEL2022.
Your vote is important. Whether or not you plan to attend the Annual Meeting via the live webcast, you are urged to vote as soon as possible. Voting promptly will help us avoid the additional expense of further solicitation to assure a quorum at the Annual Meeting.
We appreciate your continued support of the Company.
By Order of the Board of Directors
John A. Orwin
President, Chief Executive Officer and Member of
the Board of Directors
San Carlos, California
April 28, 2022

i

ATRECA, INC.
835 INDUSTRIAL RD., SUITE 400
SAN CARLOS, CA 94070
PROXY STATEMENT
FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 9:00 a.m. Pacific Daylight Time on Wednesday, June 8, 2022
Questions and Answers About These Proxy Materials and Voting
Why did I receive a notice regarding the availability of proxy materials on the Internet?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to this Proxy Statement, our Annual Report on Form 10-K for the year ended December 31, 2021 (the “Annual Report on Form 10-K”), and related proxy materials over the Internet. Accordingly, you will receive a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (the “Board of Directors” or “Board”) of Atreca, Inc. (the “Company,” “Atreca,” “we,” “us,” and “our”) is soliciting your proxy to vote at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.
We intend to mail the Notice on or about April 28, 2022 to all stockholders of record entitled to vote at the Annual Meeting. On the date of mailing the Notice, stockholders will be able to access all of the proxy materials on the website at www.proxyvote.com.
How do I attend the Annual Meeting?
The Annual Meeting will be conducted virtually, via live webcast only, to provide greater access for our stockholders, directors, and employees. Any stockholder can attend the Annual Meeting via the live webcast at www.virtualshareholdermeeting.com/BCEL2022. You may vote and submit questions while attending the Annual Meeting online. You will not be able to attend the Annual Meeting in person.
The Annual Meeting will be held on Wednesday, June 8, 2022 at 9:00 a.m. Pacific Daylight Time. We encourage you to access the webcast prior to the start time. Online check-in will begin at approximately 8:45 a.m. Pacific Daylight Time. To attend the Annual Meeting as a stockholder, you will need your 16-digit control number. Your control number will be included in the Notice, your proxy card if you are a stockholder of record (as defined below), or with your voting instructions received from your broker, bank or other agent if you hold your shares in “street name” (as defined below). If you do not have your 16-digit control number, you will be able to access and listen to the Annual Meeting, but you will not be able to vote your shares or submit questions during the meeting.
How do I ask questions of management and the Board of Directors at the Annual Meeting?
We will answer questions submitted by stockholders during the Annual Meeting, to the extent relevant to the business of the meeting, as the allotted time permits. Questions may be submitted beginning at 8:45 a.m. Pacific Daylight Time on the day of the Annual Meeting and during the Annual Meeting through www.virtualshareholdermeeting.com/BCEL2022. You will need your 16-digit control number included in the Notice, on your proxy card, or on the instructions that accompanied your proxy materials in order to log into the virtual meeting platform and submit questions.
What if I have technical difficulties during the check-in time or during the live webcast of the Annual Meeting?
Technicians will be ready to assist you with any technical difficulties you may have during the check-in time or during the live webcast of the Annual Meeting. If you encounter any technical difficulties accessing the Annual Meeting during the check-in or meeting time, please call 1-800-586-1548 (US toll free) or 303-562-9288 (international).
If I cannot virtually attend the Annual Meeting, can I vote before the Annual Meeting or listen to the Annual Meeting later?
You may vote your shares electronically before the Annual Meeting by Internet, by proxy or by telephone as described below. You do not need to access the Annual Meeting webcast to vote if you submitted your vote by proxy, by Internet or by telephone before the Annual Meeting. A recording of the Annual Meeting, including the questions answered during the meeting, will be available at http://www.virtualshareholdermeeting.com/BCEL2022.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on April 14, 2022 will be entitled to vote at the Annual Meeting. On this record date, there were 31,875,995 shares of Class A common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If, on April 14, 2022, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote online during the Annual Meeting, vote by proxy through the Internet or by telephone or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy through the Internet or by telephone as instructed below, or by completing a proxy card that you may request or that we may elect to deliver at a later time. Stockholders who attend the Annual Meeting should follow the instructions at http://www.virtualshareholdermeeting.com/BCEL2022 to vote online during the meeting.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If, on April 14, 2022, your shares were held, not in your name, but rather in an account at a broker, bank or other agent, then you are the beneficial owner of shares held in “street name” and the Notice will be forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. Please refer to the voting instructions provided by your broker, bank or other agent. Many organizations enable beneficial owners to give voting instructions by telephone or over the Internet as well as in writing. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may only vote your shares during the Annual Meeting if you request and obtain a valid 16-digit control number from your broker, bank or other agent. Beneficial owners who attend the Annual Meeting should follow the instructions at http://www.virtualshareholdermeeting.com/BCEL2022 to vote online during the meeting.
What am I voting on?
There are two matters scheduled for a vote:
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Proposal No. 1 — To elect the three Class III directors nominated by the Board to serve until the 2025 Annual Meeting of Stockholders and until their successors are duly elected and qualified or until their earlier death, resignation or removal; and

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Proposal No. 2 — To ratify the selection of WithumSmith+Brown, PC as independent registered public accounting firm of the Company for the year ending December 31, 2022.

What if another matter is properly brought before the Annual Meeting?
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the person named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?
For Proposal No. 1, you may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for all nominees, or for any nominee you specify. For Proposal No. 2, you may vote “For” or “Against” or “Abstain” from voting.
The procedures for voting are fairly simple:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote electronically at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the Internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting via the live webcast, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting via the live webcast and vote electronically even if you have already voted by proxy.
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To vote electronically at the Annual Meeting, attend the live webcast at http://www.virtualshareholdermeeting.com/BCEL2022 and use your 16-digit control number included in the Notice, the proxy card, or in the instructions that accompany your proxy materials.

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To vote using the proxy card, please complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided.

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To vote using the telephone, please follow the instructions provided on your proxy card or Notice.

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To vote using the Internet, please follow the instructions provided on your proxy card or Notice.

Votes submitted by mail, telephone, or the Internet must be received by 11:59 p.m., Eastern Daylight Time, on June 7, 2022. Submitting your proxy will not affect your right to vote at the Annual Meeting should you decide to attend.
To vote, you will need your 16-digit control number. Your control number will be included in the Notice, your proxy card if you are a stockholder of record, or with your voting instructions received from your broker, bank or other agent if you hold your shares in “street name.”
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from the Company. Simply follow the voting instructions in the Notice to ensure that your vote is counted. Please note, because you are not the stockholder of record, you may only vote your shares during the Annual Meeting if you request and obtain a valid 16-digit control number from your broker, bank or other agent. To vote online during the Annual Meeting, you must follow the instructions from your broker, bank or other agent.
Internet proxy voting is provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. Please be aware that you must bear any costs associated with your Internet access.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of Class A common stock you own as of April 14, 2022.
If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the Internet or electronically at the Annual Meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable and “For” the election of all three nominees for director and “For” the ratification of the selection of WithumSmith+Brown, PC (“Withum”) as our independent registered public accounting firm. If any other matter is properly presented at the meeting, your proxyholder named on your proxy card, Courtney J. Phillips, will vote your shares using her best judgment.
If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?
If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In this regard, under the applicable rules, Proposal No. 1, the election of directors, is considered to be a “non-routine” matter and Proposal No. 2, the ratification of an independent registered accounting firm, is considered to be a “routine” matter.
If a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other agent holding his or her shares as to how to vote on matters deemed to be “non-routine,” the broker, bank or other such agent cannot vote the shares. These un-voted shares are counted as “broker non-votes.”
If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
How are votes counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for Proposal No. 1, votes “For,” “Withhold” and broker non-votes; and, with respect to Proposal No. 2, votes “For” and “Against,” abstentions and, if applicable, broker non-votes.
How many votes are needed to approve each proposal?
For Proposal No. 1, election of directors, the three nominees receiving the most “For” votes from the holders of shares present or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” will affect the outcome. Broker non-votes and “Withhold” votes will have no effect on the outcome of Proposal No. 1.
For Proposal No. 2, ratification of the selection of Withum as our independent registered public accounting firm for the year ending December 31, 2022, must receive “For” votes from the holders of a majority of shares present or represented by proxy and entitled to vote on the matter. As described above, because Proposal No. 2 is considered to be a “routine” matter under applicable rules, if you hold your shares in street name and do not provide voting instructions to your broker, bank, or other agent that holds your shares, your broker, bank, or other agent has discretionary authority to vote your shares with respect to Proposal No. 2. Abstentions will have the same effect as an “Against” vote for Proposal No. 2.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
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you may submit another properly completed proxy card with a later date;

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you may grant a subsequent proxy by telephone or through the Internet;

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you may send a timely written notice that you are revoking your proxy to the Company’s General Counsel and Corporate Secretary at 835 Industrial Rd., Suite 400, San Carlos, California 94070; or

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you may attend the Annual Meeting via the live webcast and vote electronically, but simply attending the Annual Meeting via the live webcast will not, by itself, revoke your proxy.

Your most current proxy card or telephone or Internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid Annual Meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting via the live webcast or represented by proxy. On the record date, there were 31,875,995 shares of Class A common stock outstanding and entitled to vote. Thus, the holders of 15,937,998 shares must be present at the Annual Meeting via the live webcast or represented by proxy to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote electronically at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the Annual Meeting via the live webcast or represented by proxy may adjourn the Annual Meeting to another date.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees and Broadridge Financial Services, Inc. (“Broadridge”) may also solicit proxies by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies, but Broadridge will be paid its customary fees and out-of-pocket expenses if it solicits proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
When are stockholder proposals and director nominations due for the 2023 Annual Meeting of Stockholders?
Any stockholder who meets the requirements of the proxy rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), may submit proposals to the Board of Directors to be presented at the 2023 Annual Meeting of Stockholders. Such proposals must comply with the requirements of Rule 14a-8 under the Exchange Act. To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 29, 2022, to our General Counsel and Corporate Secretary at 835 Industrial Rd., Suite 400, San Carlos, California 94070; provided, however, that if our 2023 Annual Meeting of Stockholders is held before May 9, 2023 or after July 8, 2023, then the deadline is a reasonable amount of time prior to the date we begin to print and mail our proxy statement for the 2023 Annual Meeting of Stockholders.
Our amended and restated bylaws also provide for separate notice procedures to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting, provided that such proposal or nominee would not be included in next year’s proxy materials. Such proposals must comply with the requirements, including without limitation, the separate notice procedures, of our amended and restated bylaws. If you wish to submit such a proposal or nominate a director, written notice must be received by our General Counsel and Corporate Secretary no later than the close of business on March 10, 2023 nor earlier than close of business on February 8, 2023; provided, however, that if our 2023 Annual

Meeting of Stockholders is held before May 9, 2023 or after July 8, 2023, then the proposal must be received no earlier than the close of business on the 120th day prior to such annual meeting and no later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a current report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amended report on Form 8-K to publish the final results.

Proposal No. 1
Election of Directors
Classified Board
Our Board of Directors is divided into three classes: Class I; Class II; and Class III. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.
Currently, the Board of Directors has ten members: three directors in Class I; four directors in Class II; and three directors in Class III. Each director serves a staggered three-year term. The three directors in Class III whose term of office expires in 2022, Kristine M. Ball, Franklin Berger, and John A. Orwin, are standing for election at the Annual Meeting. If elected at the Annual Meeting, each of these nominees would serve until the Company’s 2025 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal.
Directors are elected by a plurality of the votes of the holders of shares present in person or virtually or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. If either of the nominees become unavailable for election as a result of an unexpected occurrence, the Board of Directors may designate a substitute nominee, in which event the persons named in the enclosed proxy will vote for the election of such substitute nominee, unless the Board of Directors chooses to reduce the number of directors serving on the Board of Directors. Ms. Ball and Messrs. Berger and Orwin have consented to being named as nominees in this Proxy Statement and have agreed to serve if elected. We have no reason to believe that Ms. Ball and Messrs. Berger and Orwin will be unable to serve.
The following is a brief biography of the Class III director nominees standing for election at the Annual Meeting and each of our Class I and Class II directors continuing to serve on the Board of Directors, including their respective ages and length of board service as of April 28, 2022. Each biography includes information regarding the specific experience, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee and the Board of Directors to determine that the applicable nominee, and each current director, should serve as a member of the Board of Directors.
Name	Class	Age	Position	Director Since
John A. Orwin	III	57	President, Chief Executive Officer and Director	2018
Tito A. Serafini, Ph.D.	II	58	Chief Strategy Officer and Director	2010
Brian Atwood	II	69	Director	2013
Kristine M. Ball	III	50	Director	2020
Franklin Berger	III	72	Director	2014
Stephen R. Brady	I	52	Director	2021
David Lacey, M.D.	I	69	Director	2016
Stacey Y. Ma, Ph.D.	II	52	Director	2021
William H. Robinson, M.D. Ph.D.	II	54	Director	2011
Lindsey Rolfe, MBChB	I	54	Director	2019
Nominees for Election for a Three-Year Term Expiring at the 2025 Annual Meeting of Stockholders — Class III
Kristine M. Ball
Ms. Ball has served as a member of our Board of Directors since May 2020. Ms. Ball has served as Chief Executive Officer and member of the board of directors of Soteria Biotherapeutics, Inc. since

September 2020. From September 2017 to March 2020, Ms. Ball served as Senior Vice President, Corporate Strategy and Chief Financial Officer of Menlo Therapeutics, Inc., a publicly listed biopharmaceutical company which merged with Foamix in 2020. From November 2012 to October 2016, Ms. Ball served as Chief Financial Officer and Senior Vice President of Relypsa, Inc., a publicly listed pharmaceutical company acquired by Galenica in 2016. Prior to Relypsa, Ms. Ball held various other finance roles in the life sciences industry including Senior Vice President of Finance & Administration and Chief Financial Officer of KAI Pharmaceuticals, Inc. (acquired by Amgen), Vice President of Finance at Exelixis, Inc., and senior manager in Ernst & Young’s life sciences audit practice. Previously, Ms. Ball served on the board of directors of Forty Seven, Inc. from 2018-2020, a clinical-stage biotechnology company acquired by Gilead Sciences, Inc. Ms. Ball received a B.S. from Babson College.
Ms. Ball was selected to serve on our Board of Directors because of her life sciences industry experience as well as her extensive background focused primarily on finance, corporate development and strategic planning.
Franklin Berger
Mr. Berger has served as a member of our Board of Directors since October 2014. Mr. Berger is a consultant to biotechnology industry participants, including major biopharmaceutical firms, mid-capitalization biotechnology companies, specialist asset managers and venture capital companies, providing business development, strategic, financing, partnering, and royalty acquisition advice. Mr. Berger is also a biotechnology industry analyst with over 25 years of experience in capital markets and financial analysis. Mr. Berger worked at Sectoral Asset Management Inc. as a founder of the small-cap focused NEMO Fund from 2007 through June 2008. From May 1998 to March 2003, he served at J.P. Morgan Securities LLC, most recently as Managing Director, Equity Research and Senior Biotechnology Analyst. Previously, Mr. Berger served in similar capacities at Salomon Smith Barney Inc. and Josephthal & Co. Mr. Berger also serves on the board of directors of Atea Pharmaceuticals, Inc., BELLUS Health, Inc., ESSA Pharma Inc., Kezar Life Sciences, Inc. and Rain Therapeutics, Inc., each of which is a public biotechnology company. Mr. Berger previously served as a member of the board of directors of Five Prime Therapeutics, Inc., from September 2010 until their merger with Amgen in April 2021, Proteostasis Therapeutics, Inc., from February 2016 until their merger with Yumanity Therapeutics in December 2020, Tocagen, Inc., from October 2014 until their merger with Forte Biosciences in June 2020, BioTime, Inc., from May 2013 until March 2014, and Seattle Genetics, Inc., from June 2004 until May 2014, each of which was a public company during Mr. Berger’s service as a director. Mr. Berger received a B.A. in International Relations and an M.A. in International Economics, both from Johns Hopkins University, and an M.B.A. from Harvard Business School.
Mr. Berger was selected to serve on our Board of Directors because of his financial background and experience as an equity analyst in the biotechnology industry combined with his experience serving on the boards of directors of multiple public companies.
John A. Orwin
Mr. Orwin has served as our President and Chief Executive Officer and a member of our Board of Directors since April 2018. Prior to joining Atreca, from June 2013 through June 2017, Mr. Orwin served as Chief Executive Officer of Relypsa, Inc. and from June 2013 through March 2017 also served as President of Relypsa and served on its board of directors from June 2013 until Relypsa’s acquisition by the Galenica Group in September 2016. Prior to Relypsa, Mr. Orwin served as President and Chief Operating Officer of Affymax, Inc., a biotechnology company, from April 2010 to January 2011, and as Affymax’s Chief Executive Officer and a member of the board of directors from February 2011 to May 2013. From 2005 to April 2010, Mr. Orwin served as Vice President and then Senior Vice President of the BioOncology Business Unit at Genentech, Inc. (now a member of the Roche Group), a biotechnology company. From 2001 to 2005, Mr. Orwin served in various executive-level positions at Johnson & Johnson, a life sciences company. Prior to such roles, Mr. Orwin held senior marketing and sales positions at various life sciences and pharmaceutical companies, including Alza Corporation (acquired by Johnson & Johnson), Sangstat Medical Corporation (acquired by Genzyme), Rhone-Poulenc Rorer Pharmaceuticals, Inc. (merged with Sanofi-Aventis) and Schering-Plough Corporation (merged with Merck). Mr. Orwin currently serves as a member of the board of directors of Travere Therapeutics, Inc., a biopharmaceutical company, and Seagen, Inc., a biotechnology company. Mr. Orwin previously served as a member of the board of directors of Array BioPharma, Inc., a biopharmaceutical company, from November 2012 until the company’s acquisition by Pfizer in July 2017. In addition to previously serving as a member of the board of directors of Relypsa and Affymax, Mr. Orwin also served on the board of directors of NeurogesX, Inc., a biopharmaceutical company, from November 2009 until July 2013. Mr. Orwin received a B.A. in Economics from Rutgers University and an M.B.A. from the New York University Leonard M. Stern School of Business.
We believe that Mr. Orwin’s perspective and deep experience in the biopharmaceutical industry qualifies him to serve on our Board of Directors.
The Board of Directors Recommends
A Vote In Favor of Each Named Nominee.
Directors Continuing in Office Until the 2023 Annual Meeting of Stockholders — Class I
Stephen R. Brady
Mr. Brady has served as a member of our Board of Directors since July 2021. Mr. Brady has served as the Chief Executive Officer of Tempest Therapeutics, a publicly listed biotechnology company, since June 2021. Previously, he served as the President and Chief Operating Officer at Tempest from September 2019 to June 2021. Prior to joining Tempest, he served in various leadership roles at Immune Design Corp., a publicly listed biopharmaceutical company, including as Executive Vice President, Strategy & Finance from May 2015 until their sale to Merck in 2019, and as Chief Business Officer from September 2013 to May 2015. Prior to Immune Design, Mr. Brady served in various leadership roles at 3-V Biosciences, Inc. (now known as Sagimet Biosciences Inc.), a biopharmaceutical company, including as Chief Business Officer from February 2011 to August 2013, and as Vice President, Corporate Development, Strategy and Operations from February 2010 to February 2011. From April 2007 to March 2010, Mr. Brady held various roles at Proteolix, Inc., a biopharmaceutical company, most recently serving as Vice President of Corporate Development. Mr. Brady received a B.A. in English from the University of Oregon, a J.D. from the University of the Pacific and an LL.M. from New York University School of Law.
Mr. Brady was selected to serve on our Board of Directors because of his extensive experience in the biopharmaceutical industry and his leadership experience as a senior executive at various biotechnology companies.
David Lacey, M.D.
Dr. Lacey has served as a member of our Board of Directors since May 2016. Dr. Lacey is a biopharmaceutical consultant at David L. Lacey LLC, where he advises academic institutions, biotechnology companies and venture capital firms, a position he has held since July 2011. He currently serves as a director of Inbiomotion SL, Argenx SE, Nurix, Inc. and Arcus Biotherapeutics and additionally as a scientific advisor to a number of early-stage biotechnology companies. From February 2018 to December 2020, Dr. Lacey served as a director of Unity Biotechnology, a publicly listed biotechnology company. From 1994 until his retirement in 2011, he held various positions, including Senior Vice President of Discovery Research, at Amgen Inc., where he oversaw research encompassing oncology, inflammation, metabolic disorders and neuroscience, and he played a fundamental scientific role in the discovery of the OPG/RANKL/RANK pathway, which led to the development of the anti-RANKL human monoclonal antibody denosumab, for both osteoporosis (Prolia®) and cancer-related bone diseases (XGEVA®). Dr. Lacey received a B.A. degree in biology and an M.D. degree from the University of Colorado School of Medicine.
Dr. Lacey was selected to serve on our Board of Directors because of his experience both in leading drug discovery and as an advisor to companies in the healthcare industry.
Lindsey Rolfe, MBChB
Dr. Rolfe has served as a member of our Board of Directors since August 2019. Dr. Rolfe currently serves as Chief Medical Officer at Clovis Oncology Inc. She joined Clovis in April 2010 and served as

Senior Vice President of Clinical Development until becoming CMO in 2015. At Clovis, Dr. Rolfe has overseen the development team that obtained approvals for Rubraca as an ovarian cancer treatment in the United States and Europe, and is responsible for all pre- and post-marketing medical activities. Dr. Rolfe has more than 20 years of drug development experience and previously served in senior oncology development roles at Celgene Corporation, Pharmion Corporation, Cambridge Antibody Technology, UCB Inc. and Celltech Group plc. Dr. Rolfe qualified in medicine at the University of Edinburgh, undertook post-graduate medical training in London, UK and obtained her post-graduate internal medicine qualification as a Member of the Royal College of Physicians. She has specialist accreditation in Pharmaceutical Medicine from the UK General Medical Council and is a Fellow of the Faculty of Pharmaceutical Medicine in the UK.
Dr. Rolfe was selected to serve on our Board of Directors because of her experience in leading drug discovery and development of oncology therapeutics.
Directors Continuing in Office Until the 2024 Annual Meeting of Stockholders — Class II
Brian Atwood
Mr. Atwood has served as the Chairman of our Board since December 2013. From December 2015 until February 2018, he served as President and Chief Executive Officer and was a co-founder of Cell Design Labs,
Inc., a biotechnology company focused on developing human cell engineering technology for the treatment of multiple diseases, including cancer. In 1999, he co-founded and currently serves as a Managing Director for Versant Ventures, a healthcare-focused venture capital firm. Mr. Atwood serves on the board of directors of Clovis Oncology, Inc, and Phoenix Biotech Acquisition Corporation, where he is Chair of the board of directors. He also served on the board of directors of Immune Design Corp., from May 2008 until June 2016, Veracyte, Inc., from its founding until December 2016, OpGen Inc., from July 2007 until December 2017, Five Prime Therapeutics, from 2002 until March 2016, Cadence Pharmaceuticals, Inc. from March 2006 until its acquisition in March 2014, Helicos Biosciences from 2003 until September 2011, Pharmion Corporation from 2000 until its acquisition in March 2008 and Trius Therapeutics, Inc. from February 2007 until its acquisition in September 2013. Mr. Atwood holds a B.S. in biological sciences from the University of California, Irvine, a M.S. in ecology from the University of California, Davis, and an M.B.A. from Harvard Business School.
Mr. Atwood was selected to serve on our Board of Directors because of his experience in the venture capital industry, his years of business and leadership experience and his financial sophistication and expertise.
Stacey Y. Ma, Ph.D.
Dr. Ma has served as a member of our Board of Directors since July 2021. Dr. Ma is currently the Executive Vice President of Technical Operations at Sana Biotechnology. In this role, she is a member of the Sana Executive Team, and oversees process, pharmaceutical and analytical development, supply chain, quality, CMC regulatory, CMC portfolio and global manufacturing operations. Prior to joining Sana in March 2019, she has had various leadership roles within Genentech/Roche’s in Pharma Technical Operations, in both South San Francisco and Basel locations. From 2018 to 2019, Dr. Ma was the Global Head of Innovation, Manufacturing Science and Technology, driving technology and innovation in the manufacturing and testing network for all pharma products. From 2015 to 2018, Dr. Ma was the Global Head of Investigational Medicinal Products (IMP) Quality accountable for Quality operational deliverables of Roche Pharma’s entire IMP portfolio. From 2013-2015, she was the Group Head New Products in Technical Product Management and Supply Chain, where she built and led a newly established function to ensure end-to-end product management accountability for newly launched products. Dr. Ma is an internationally recognized expert in analytical sciences for biopharmaceuticals. She is a fellow of AIMBE and has co-chaired many international scientific conferences and workshops related to CMC development strategies, including several co-sponsored by FDA, EMA, and Chinese FDA. Dr. Ma has a BS in Chemical Engineering from University of Minnesota, and a Ph.D. in Chemical Engineering from Yale University.

Dr. Ma was selected to serve on our Board of Directors because of her expertise and extensive experience in the biotechnology industry.
William H. Robinson, M.D., Ph.D.
Dr. Robinson is one of our principal founders and has served as a member of our Board of Directors since March 2011. Since 2003, Dr. Robinson has served in the Department of Medicine at Stanford University. At Stanford, Dr. Robinson is the James W. Raitt Professor of Medicine and the Chief of the Division of Immunology and Rheumatology. He is the Director of the Stanford Osteoarthritis Initiative, co-founded the Stanford Human Immune Monitoring Center, and serves on the editorial boards of several journals. In 2010, Dr. Robinson was elected to the American Society of Clinical Investigation and the Henry Kunkel Society. He was a co-founder Bayhill Therapeutics and Tolerion, Inc. The foundational technology for Atreca’s Immune Repertoire Capture® technology was developed in his academic laboratory. Dr. Robinson received his B.S., M.D. and Ph.D. degrees from Stanford University and completed his clinical training in internal medicine at the University of California, San Francisco.
Dr. Robinson was selected to serve on our Board of Directors because of his expertise and his experience as a founder of and an advisor to various companies in the healthcare industry.
Tito A. Serafini, Ph.D.
Dr. Serafini is one of our principal founders and has served as a member of our Board of Directors since June 2010 and as our Chief Strategy Officer since April 2018. From June 2010 to April 2018, Dr. Serafini served as our President and Chief Executive Officer. Dr. Serafini currently serves as a director of Brookline Capital Acquisition Corp., a publicly listed company, and Anagenix ltd, a private biotechnology company. Dr. Serafini received a B.S. in biochemistry from Case Western Reserve University and a Ph.D. in biochemistry from Stanford University School of Medicine. Dr. Serafini performed postdoctoral research at the University of California, San Francisco, and he was afterward an award-winning faculty member in the Department of Molecular and Cell Biology at the University of California, Berkeley, where he co-founded the university’s Functional Genomics Laboratory. Dr. Serafini left academia to co-found and serve as an executive officer of Renovis, Inc., eventually a publicly held company. He subsequently held the position of Chief Scientific Officer at Nuon Therapeutics, Inc., before founding Atreca.
Dr. Serafini was selected to serve on our Board of Directors because of his scientific knowledge and acumen as well as the experience he brings as our founder and former Chief Executive Officer.

Board Diversity
The following Board Diversity Matrix provides the self-identified personal characteristics for our Board of Directors:
Board Diversity Matrix (As of April 28, 2022)
Total Number of Directors	10
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	7	—	—
Part II: Demographic Background
African American or Black	0	0	—	—
Alaskan Native or Native American	0	0	—	—
Asian	1	0	—	—
Hispanic or Latinx	0	0	—	—
Native Hawaiian or Pacific Islander	0	0	—	—
White	2	7	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—

Information Regarding the Board of Directors and Corporate Governance
Independence of The Board of Directors
As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our Board has undertaken a review of its composition, the composition of its committees and the independence of each director. In addition, our Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq and applicable SEC rules, as in effect from time to time.
Consistent with these considerations, and after review of the information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that the following five directors, representing a majority of our directors, are independent directors, do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each of these directors is otherwise “independent” as that term is defined under applicable Nasdaq listing standards: Messrs. Atwood, Berger, and Brady, Drs. Lacey, Ma and Rolfe and Ms. Ball. In making this determination, the Board found that none of these directors or, in the case of Ms. Ball and Mr. Berger, nominees for director, had a material or other disqualifying relationship with the Company.
Board Leadership Structure
Brian Atwood is the current Chairman of our Board of Directors and John A. Orwin is our current Chief Executive Officer, hence the roles of Chairman of our Board of Directors and Chief Executive Officer are separated. We believe that separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of our Board to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our Board of Directors recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position, as well as the commitment required to serve as our Chairman of our Board of Directors, particularly as the Board of Directors’ oversight responsibilities continue to grow. While our amended and restated bylaws and corporate governance guidelines do not require that our Chairman and Chief Executive Officer positions be separate, our Board of Directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.
Role of the Board in Risk Oversight
One of the Board’s key functions is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee (“Audit Committee”) has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors legal matters and compliance with legal and regulatory requirements regarding the Company’s financial statements and accounting or other policies. Our Nominating and Corporate Governance Committee (“Nominating and Corporate Governance Committee”) monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee (“Compensation Committee”) assesses and monitors whether any of our compensation policies and programs have the potential to encourage excessive risk-taking. It is the responsibility of the Board committee Chairs to report findings regarding material risk exposures to the Board as quickly as possible. In addition, the Board meets with certain members of our executive team, including the heads of our business, compliance and regulatory functions, who discuss the risks and exposures involved in their respective areas of responsibility as well as any developments that could impact our risk profile or other aspects of our business.

Meetings of the Board of Directors
The Board of Directors held seven meetings during 2021. All directors attended 75% or more of the aggregate number of meetings of the Board and of the Board committees on which he or she served during the portion of 2022 that each such director served on the Board or such committees. Although the Company has no formal policy regarding attendance by members of our Board at the Company’s annual meeting of stockholders, a majority of the members then serving attended the 2021 Annual Meeting of Stockholders held on June 9, 2021.
Information Regarding Committees of the Board of Directors
The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The Board also has a Research and Development Committee, which is an advisory committee.
The following table provides membership and meeting information for each of the Board committees for the year ended December 31, 2021:
Name	Audit	Compensation	Nominating and Corporate Governance	Research and Development
John A. Orwin
Tito A. Serafini, Ph.D
Brian Atwood(1)	X	X*
Kristine M. Ball	X		X
Franklin Berger	X*		X
Stephen R. Brady(2)	X
David Lacey, M.D		X	X*	X
Stacey Y. Ma, Ph.D(3)				X
William H. Robinson, M.D., Ph.D				X*
Lindsey Rolfe, MBChB		X		X
Total meetings in the year ended December 31, 2021	4	3	3	4

*
Committee Chair

(1)
Mr. Atwood served as a member of the Audit Committee until July 14, 2021.

(2)
Mr. Brady joined the Audit Committee on July 14, 2021.

(3)
Dr. Ma joined the Research and Development Committee on July 14, 2021.

Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that, except as specifically described below, each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.
Stockholder and other Interested Party Communications with the Board
Stockholders and other interested parties who wish to communicate with the non-management or independent members of our Board may do so by letters addressed to the attention of our General Counsel and Corporate Secretary. All communications are reviewed by the General Counsel and Corporate Secretary and are routed to the appropriate member(s) of the Board.

The address for these communications is:
Atreca, Inc.
Attn: General Counsel and Corporate Secretary
835 Industrial Rd., Suite 400
San Carlos, California 94070
Audit Committee
The Audit Committee is composed of three directors: Ms. Ball and Messrs. Berger and Brady. Mr. Berger is the Chair of the Audit Committee. The Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act, for the primary purpose of discharging the responsibilities of our Board of Directors with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee our independent registered public accounting firm. Specific responsibilities of our Audit Committee include:
•
helping our Board oversee our corporate accounting and financial reporting processes;

•
managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•
discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•
developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•
reviewing related person transactions;

•
establishing insurance coverage for the Company’s officers and directors;

•
overseeing the preparation of the Audit Committee report required in the Company’s annual proxy statement, reviewing with management the Company’s financial statements to be included the Company’s quarterly reports to be filed with the SEC, and reviewing with management the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosures in the Company’s periodic reports filed with the SEC;

•
obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes our internal quality control procedures, any material issues with such procedures and any steps taken to deal with such issues when required by applicable law; and

•
approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm.

The Board has adopted a written Audit Committee charter that is available on the “Investors & Media” section of our website at https://ir.atreca.com/corporate-governance/documents-and-charters.
The Board of Directors reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that each Audit Committee member satisfies the independence requirements under the listing standards of Nasdaq and Rule 10A-3(b)(1) of the Exchange Act and qualifies as an “audit committee financial expert” within the meaning of SEC regulations. In arriving at these determinations, our Board of Directors has examined each Audit Committee member’s scope of experience and the nature of their employment in the corporate finance sector.
Report of the Audit Committee of the Board of Directors
The Audit Committee reviewed and discussed the audited financial statements for the year ended December 31, 2021 with management of the Company. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.
Members of the Audit Committee
Mr. Franklin Berger, Chair
Ms. Kristine M. Ball
Mr. Stephen R. Brady
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Compensation Committee
The Compensation Committee is composed of three directors: Mr. Atwood, Drs. Lacey and Rolfe. Mr. Atwood is the Chair of the Compensation Committee.
The primary purpose of our Compensation Committee is to discharge the responsibilities of our Board of Directors in overseeing our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. Specific responsibilities of our Compensation Committee include:
•
reviewing and recommending to the Board, or reviewing and approving, the compensation of our Chief Executive Officer, other executive officers and senior management;

•
reviewing and recommending to our Board the compensation paid to our directors;

•
selecting compensation consultants, independent legal counsel and other advisors;

•
administering our equity incentive plans and other benefit programs;

•
reviewing, adopting, amending and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management; and

•
reviewing and establishing general policies relating to compensation and benefits of our employees, including our overall compensation philosophy.

In addition, after the Company ceases to be an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, the Compensation Committee will review with management the Company’s Compensation Discussion and Analysis and consider whether to recommend that it be included in proxy statements and other filings.
The Board has adopted a written Compensation Committee charter that is available on the “Investors & Media” section of our website at https://ir.atreca.com/corporate-governance/documents-and-charters.
The Board of Directors reviews the Nasdaq listing standards definition of independence for Compensation Committee members on an annual basis and has determined that each Compensation Committee member satisfies the independence requirements under the listing standards of Nasdaq and Rule 10C-1 under the Exchange Act, and qualifies as a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.
Compensation Committee Processes and Procedures
Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. Various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation. The Compensation Committee meets regularly in executive session.
Under the charter of the Compensation Committee, the Compensation Committee is granted full access to all books, records, facilities and personnel of the Company and has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Additionally, under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
During 2021, after taking into consideration the six factors prescribed by the SEC and Nasdaq described above, the Compensation Committee engaged Aon plc/Radford as compensation consultants. The Compensation Committee requested that Aon plc/Radford:
•
evaluate the efficacy of the Company’s existing compensation strategy and practices in supporting and reinforcing the Company’s long-term strategic goals; and

•
assist in refining the Company’s compensation strategy and in developing and implementing an executive compensation program to execute that strategy.

As part of its engagement, Aon plc/Radford was requested by the Compensation Committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. At the request of the Compensation Committee, Aon plc/Radford also conducted individual interviews with members of the Compensation Committee and senior management to learn more about the Company’s business operations and strategy, key performance metrics and strategic goals, as well as the labor markets in which the Company competes. Aon plc/Radford ultimately developed recommendations that were presented to the Compensation Committee for its consideration. Following an active dialogue with Aon plc/Radford, the Compensation Committee approved the recommendations.
Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of annual performance objectives. Typically, in the first quarter of each year, the Compensation Committee reviews and approves, or recommends to the Board, the compensation, including annual salary, bonus and equity awards, for the Chief Executive Officer, the other executive officers and senior management, and the Company’s annual corporate performance objectives. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, total compensation data that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant. The Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year.

Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is composed of three directors: Ms. Ball, Mr. Berger and Dr. Lacey. Dr. Lacey is the Chair of the Nominating and Corporate Governance Committee.
Specific responsibilities of our Nominating and Corporate Governance Committee include:
•
identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on our Board;

•
considering and making recommendations to our Board of Directors regarding the composition and chairmanship of the committees of our Board;

•
instituting plans or programs for the continuing education of our Board of Directors and orientation of new directors;

•
developing and making recommendations to our Board of Directors regarding corporate governance guidelines and matters; and

•
overseeing periodic evaluations of the Board of Directors’ performance, including committees of the Board.

The Board has adopted a written Nominating and Corporate Governance Committee charter that is available on the “Investors & Media” section of our website at https://ir.atreca.com/corporate-governance/documents-and-charters.
The Board of Directors reviews the Nasdaq listing standards definition of independence for Board members on an annual basis and has determined that each Nominating and Corporate Governance Committee member satisfies the independence requirements under the listing standards of Nasdaq and applicable SEC rules.
The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity (including gender, racial and ethnic diversity), age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.
The Nominating and Corporate Governance Committee identifies and considers experience, qualities, skills and other director attributes that would enhance the composition of the Board. In the case of incumbent directors whose terms of office are set to expire, the Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Committee also considers the results of the Board’s self-evaluation, conducted annually on a group and individual basis and every three years, conducted with an outside consultant. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The

Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 835 Industrial Rd., Suite 400, San Carlos, California 94070 in accordance with the requirements set forth in our amended and restated bylaws. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of the Company’s stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
Research and Development Committee (Advisory)
The Research and Development Committee is composed of four directors: Drs. Lacey, Ma, Robinson and Rolfe. Dr. Robinson is the Chair of the Research and Development Committee. The Research and Development Committee provides advice and support to the Company related to its technologies and its research and development activities, strategy and goals and, at the request of the Board from time to time, reviews and advises the Board on such matters.
The Board has adopted a written Research and Development Committee charter that is available on the “Corporate Governance” section of our website at https://ir.atreca.com/corporate-governance/documents-and-charters.
Stockholder Communications with the Board of Directors
Historically, we have not provided a formal process related to stockholder communications with the Board. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the Board has been excellent. Nevertheless, during the upcoming year, the Nominating and Corporate Governance Committee will consider the adoption of a formal process for stockholder communications with the Board and, if adopted, publish it promptly and post it to our website.
Code of Business Conduct and Ethics
We have adopted a written Code of Business Conduct and Ethics, which applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code of Business Conduct and Ethics is available under the “Corporate Governance” section of our website at https://ir.atreca.com/corporate-governance/documents-and-charters. We plan to post on our website at the address described above any future amendments to or waivers of our Codes of Business Conduct and Ethics.
Anti-Hedging Prohibition
Our employees, directors and consultants are prohibited from engaging in any hedging transactions of our securities, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds, as required by our insider trading policy.

Director Compensation
The following table sets forth information regarding the compensation earned or paid to our non- employee directors during the year ended December 31, 2021. John A. Orwin, our President and Chief Executive Officer, and Tito A. Serafini, our Chief Strategy Officer, are also members of our Board of Directors, but did not receive any compensation for service as a director. The compensation of Mr. Orwin and Dr. Serafini, as named executive officers (“NEOs”), is set forth below under “Executive Compensation — Summary Compensation Table.”
Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Brian Atwood	$84,035	$86,967	$—	$171,003
Kristine M. Ball	$46,500	$86,967	$—	$133,467
Franklin Berger	$54,000	$86,967	$—	$140,967
Stephen R. Brady	$19,749	$140,774	$—	$159,361
David Lacey, M.D.	$53,000	$86,967	$—	$139,967
Stacey Y. Ma, Ph.D.	$18,587	$140,774	$—	$160,523
William H. Robinson, M.D. Ph.D.(2)	$45,000	$86,967	$250,000	$381,967
Lindsey Rolfe, MBChB	$45,000	$86,967	$—	$131,967

(1)
In accordance with SEC rules, this column reflects the aggregate grant date fair value of the stock option awards granted during the year ended December 31, 2021, computed in accordance with FASB ASC Topic 718. This amount does not reflect the actual economic value that may be realized by the director upon the exercise of the stock options or the sale of the Class A common stock underlying such stock options.

(2)
Dr. Robinson is party to an amended and restated consulting agreement with us pursuant to which Dr. Robinson provides consulting services to us in the field of research and development of diagnostics, biologic therapeutics and paired diagnostics and biologic therapeutics and receives an annual consulting fee of $250,000, payable in quarterly installments.

The following table lists the aggregate number of shares with respect to the outstanding option awards held by each of our non-employee directors as of December 31, 2021:
Name	Number of shares subject to outstanding options as of December 31, 2021
Brian Atwood	70,666
Kristine M. Ball	48,000
Franklin Berger	58,166
Stephen R. Brady	24,000
David Lacey, M.D.	78,532
Stacey Y. Ma, Ph.D.	24,000
William H. Robinson, M.D. Ph.D.	85,666
Lindsey Rolfe, MBChB	48,000
We have adopted a Non-Employee Director Compensation Policy pursuant to which our non-employee directors are eligible to receive compensation for service on our Board of Directors and committees of our Board of Directors. In January 2020, the Board amended the Non-Employee Director Compensation Policy to add the annual cash compensation payable to members and the Chair of the Research and Development Committee.

Under the Non-Employee Director Compensation Policy, non-employee directors are paid annual cash compensation of $35,000. In addition, non-employee directors are paid $7,500 annually for serving on the Audit Committee ($15,000 annually for the Chair), $5,000 annually for serving on the Compensation Committee ($10,000 annually for the Chair), $5,000 annually for serving on the Research and Development Committee ($10,000 annually for the Chair), and $4,000 annually for serving on the Nominating and Governance Committee ($8,000 annually for the Chair). Furthermore, our lead independent director, if any, is paid an additional $35,000 annually for service as our lead independent director, and the Chair of our Board of Directors will be paid an additional $35,000 annually for service as the Chair of our Board of Directors. Non-employee directors will be reimbursed for their reasonable out-of-pocket expenses to cover attendance at and participation in meetings of our Board of Directors.
Our non-employee directors will be granted initial and/or annual option grants under our 2019 Equity Incentive Plan. Newly appointed or newly elected directors will be granted an option to purchase 24,000 shares of our Class A common stock. The initial option grant will vest in equal annual installments over three years from the date of grant, subject to the non-employee director’s continuous service on each applicable vesting date. At the close of business on the date of each annual meeting of stockholders, each individual who is then a non-employee director will be granted an option to purchase 12,000 shares of our Class A common stock. The annual option grant will vest upon the earlier of the one-year anniversary of the date of grant or the day prior to our next annual meeting of stockholders occurring after the grant date, subject to the non- employee director’s continuous service on each applicable vesting date. All options granted under our director compensation policy will be granted with an exercise price equal to the fair market value of our Class A common stock on the grant date. The vesting of all options will cease upon a non-employee director’s cessation of service, unless otherwise determined pursuant to our 2019 Equity Incentive Plan or by agreement. All unvested options will vest in full immediately prior to a change in control (as defined in our 2019 Equity Incentive Plan), subject to the non-employee director’s continuous service as of immediately prior to the closing of such change in control.

Proposal No. 2
Ratification of Selection of Independent Registered Public Accounting Firm
The Audit Committee has selected Withum as the Company’s independent registered public accounting firm for the year ending December 31, 2022 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Representatives of Withum are expected to attend the Annual Meeting via the live webcast. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither the Company’s amended and restated bylaws nor other governing documents or law require stockholder ratification of the selection of Withum as the Company’s independent registered public accounting firm. However, the Board is submitting the selection of Withum to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Withum.
The Board Of Directors Recommends A Vote In Favor Of Proposal No. 2.
Change in Independent Registered Public Accounting Firm
On July 15, 2021, we were formally notified that OUM & Co. LLP (“OUM”) combined its practice with Withum and, as a result of such transaction, OUM effectively resigned as our independent registered public accounting firm on such date. Pursuant to certain terms of the transaction, OUM combined its operations with Withum’s operations and certain professional staff and partners of OUM joined Withum as employees or partners.
On July 16, 2021, with the approval of our Audit Committee, Withum was engaged as our independent registered public accounting firm for the quarterly period ending June 30, 2021 and for the year ending December 31, 2021.
During the years ended December 31, 2020 and 2019, and during the interim period from the year ended December 31, 2020 through July 15, 2021, the date of resignation, there were no disagreements with OUM on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of OUM, would have caused it to make reference to such disagreement in its reports.
The reports of OUM regarding our financial statements for the year ended December 31, 2020 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.
Prior to engaging Withum, neither the Company nor anyone on its behalf consulted with Withum regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or on the type of audit opinion that might be rendered by Withum on the Company’s financial statements, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K), and Withum did not provide any written report or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue.
We previously provided OUM with a copy of the disclosures regarding this change in independent registered public accounting firm reproduced in this Proxy Statement and we received a letter from OUM addressed to the SEC stating that they agree with the above statements. A copy of this letter was filed as an exhibit to our Current Report on Form 8-K filed with the SEC on July 20, 2021.

Principal Accountant Fees and Services
As described above, on July 15, 2021, OUM combined its operations with Withum’s operations and certain professional staff and partners of OUM joined Withum as employees or partners. The following tables present the aggregate fees billed by OUM and Withum to us for the years ended December 31, 2021 and 2020.
OUM & Co. LLP
	Year Ended December 31,
	2021	2020
Audit Fees(1)	$42,118	$604,876
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$42,118	$604,876

(1)
Audit Fees consist of professional services rendered in connection with the audit of our annual consolidated financial statements for the year ended December 31, 2020 and review of our condensed consolidated financial statements for the first interim period of 2021. Audit Fees also consist of services that are normally provided in connection with statutory and regulatory filings or engagements for years ended December 31, 2021 and 2020. Fees for the year ended December 31, 2020 also consisted of professional services rendered in connection with our Registration Statement on Form S-3 related to the public offering of our Class A common stock completed in July 2020.

WithumSmith+Brown, PC
	Year Ended December 31,
	2021	2020
Audit Fees(1)	$547,901	—
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$547,901	—

(1)
Audit Fees consist of professional services rendered in connection with the audit of our annual consolidated financial statements for the year ended December 31, 2021, including services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

All fees described above were pre-approved by the Audit Committee or the Board.
Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, Withum. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the Audit Committee at its next scheduled meeting.
The Audit Committee has determined that the rendering of services other than audit services by Withum is compatible with maintaining the principal accountant’s independence.

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information regarding the ownership of our Class A common stock and our non-voting Class B common stock as of March 31, 2022 by: (i) each director and nominee for director; (ii) each of our NEOs; (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our Class A common stock and our non-voting Class B common stock.
Applicable percentages are based on 31,875,995 shares of Class A common stock on March 31, 2022. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of capital stock issuable pursuant to the exercise of stock options that are either immediately exercisable or exercisable on or before May 30, 2022, which is 60 days after March 31, 2022. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and dispositive power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.
The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, the address of each beneficial owner listed below is c/o Atreca, Inc., 835 Industrial Rd., Suite 400, San Carlos, California 94070.
	Shares Beneficially Owned
Beneficial Owner	Number of Shares of Class A Common Stock	Percentage of Shares of Class A Common Stock
Greater than 5% Stockholders
Entities Affiliated with Baker Brothers Life Sciences, L.P.(1)	3,532,760(2)	11.1%
Entities Affiliated with Boxer Capital, LLC(3)	2,202,333	6.9%
BlackRock, Inc.(4)	2,951,287	9.3%
Directors and Named Executive Officers
John A. Orwin(5)	1,256,444	3.8%
Tito A. Serafini, Ph.D.(6)	691,543	2.2%
Brian Atwood(7)	99,786	*
Kristine M. Ball(8)	28,000	*
Franklin Berger(9)	135,440	*
Stephen R. Brady	—	—
David Lacey, M.D.(10)	57,998	*
Stacey Y. Ma, Pd.D.	—	—
William Robinson, M.D., Ph.D.(11)	441,370	1.4%
Lindsey Rolfe, MBChB(12)	28,000	*
Herbert Cross(13)	323,159	1.0%
All executive officers and directors as a group (12 persons)(14)	3,269,807	9.6%

*
Less than one percent.

(1)
Baker Brothers Life Sciences, L.P. and 667, L.P., an affiliate of Baker Brothers Life Sciences, L.P., together hold 6,715,441 shares of our non-voting Class B common stock, which constitutes 100% of the outstanding Class B common stock shares. The Class B common stock is only convertible to the extent that the entities affiliated with Baker Brothers Life Sciences, L.P. would beneficially own, for purposes of Section 13(d) of the Exchange Act, no more than 4.99% of the outstanding Class A common stock after conversion.
(2)
This information is based solely on a Schedule 13G filed with the SEC on February 14, 2020. Baker Bros. Advisors LP, Baker Bros. Advisors (GP) LLC, Felix J. Baker, and Julian C. Baker each reported sole voting power and sole dispositive power with respect to all shares of Class A common stock beneficially owned, consisting of 3,223,030 shares of Class A common stock held of record by Baker Brothers Life Sciences, L.P. and 309,730 shares of Class A common stock held of record by 667, L.P. The principal business address of Baker Bros. Advisors LP, Baker Bros. Advisors (GP) LLC, Felix J. Baker, and Julian C. Baker is: c/o Baker Bros. Advisors L.P., 860 Washington Street, 3rd Floor, New York, NY 10014.

(3)
This information is based solely on a Schedule 13G/A filed with the SEC on February 14, 2022. Boxer Capital, LLC, Boxer Asset Management Inc., and Joe Lewis each reported shared voting power and shared dispositive power of 2,202,333 shares of Class A common stock. The business address of Boxer Capital, LLC is 11782 El Camino Real, Suite 320, San Diego, California 92130. The principal business address of Boxer Asset Management Inc. and Joe Lewis is: Cay House, EP Taylor Drive N7776, Lyford Cay, New Providence, Bahamas.

(4)
This information is based solely on a Schedule 13G/A filed with the SEC on February 3, 2022. BlackRock, Inc. reported sole voting power with respect to 2,831,446 shares of Class A common stock and sole dispositive power with respect to all shares of Class A common stock beneficially owned. The business address of BlackRock Inc. is 55 East 52nd Street, New York, New York 10055.

(5)
Includes (a) 121,400 shares and (b) 1,135,044 shares issuable pursuant to a stock option exercisable within 60 days after March 31, 2022.

(6)
Includes (a) 243,875 shares held of record by Tito A. Serafini and Marya A. Postner Trustees or Successor Trustee, of the Serafini/Postner Revocable Trust U/A/D 2/8/98, (b) 50,000 shares held of record by Tito A. Serafini and Marya Postner, Trustees of the Serafini/Postner Irrevocable Remainder Trust, (c) 42,200 shares held of record by Tito Serafini and (d) 355,468 shares issuable pursuant to stock options exercisable within 60 days after March 31, 2022.

(7)
Includes (a) 49,654 shares held of record by Atwood-Edminster Trust dtd 4/2/00 and (b) 50,132 shares issuable pursuant to a stock option exercisable within 60 days after March 31, 2022.

(8)
All shares issuable pursuant to a stock option exercisable within 60 days after March 31, 2022.

(9)
Includes (a) 97,808 shares and (b) 37,632 shares issuable pursuant to a stock option exercisable within 60 days after March 31, 2022.

(10)
All shares issuable pursuant to a stock option exercisable within 60 days after March 31, 2022.

(11)
Includes (a) 378,948 shares and (b) 62,422 shares issuable pursuant to a stock option exercisable within 60 days after March 31, 2022.

(12)
All shares issuable pursuant to a stock option exercisable within 60 days after March 31, 2022.

(13)
Includes (a) 42,200 shares and (b) 280,959 shares issuable pursuant to stock options exercisable within 60 days after March 31, 2022.

(14)
Includes (a) 1,061,585 shares and (b) 2,208,222 shares issuable pursuant to stock options exercisable within 60 days after March 31, 2022.

Executive Officers
Executive Officers
The following table identifies certain information about our executive officers as of April 28, 2022. Officers are appointed or elected by the Board to hold office until their successors are elected and qualified.
Name	Age	Current Position(s) with Atreca, Inc.
John A. Orwin	57	President, Chief Executive Officer and Director
Herbert Cross	50	Chief Financial Officer
Tito A. Serafini, Ph.D.	58	Chief Strategy Officer and Director
Courtney J. Phillips	47	General Counsel and Corporate Secretary
For information for Mr. Orwin, please refer to “Nominees for Election for a Three-Year Term Expiring at the 2025 Annual Meeting of Stockholders — Class III” above. For information for Dr. Serafini, please refer to “Directors Continuing in Office until the 2024 Annual Meeting of Stockholders — Class II” above.
Herbert Cross
Mr. Cross has served as our Chief Financial Officer since February 2019. Prior to joining Atreca, from November 2017 to June 2018, Mr. Cross served as Chief Financial Officer of ARMO Biosciences, Inc., a biotechnology company. From February 2016 to November 2017, Mr. Cross served as Chief Financial Officer of Balance Therapeutics, Inc., a biotechnology company, where he led all investor relations, strategic finance and administrative functions. From October 2013 to November 2015, Mr. Cross served as Chief Financial Officer of KaloBios Pharmaceuticals, Inc., a biotechnology company, and interim Chief Executive Officer from January 2015 to November 2015. In December 2015, KaloBios filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code. KaloBios emerged from Chapter 11 in July 2016. From November 2010 to June 2013, Mr. Cross served as Chief Financial Officer of Affymax, Inc., a biotechnology company. Mr. Cross received a B.S. in Business Administration from the University of California, Berkeley and is a certified public accountant, currently inactive, in the state of California.
Courtney J. Phillips
Ms. Phillips has served as our General Counsel since June 2019, and as our Corporate Secretary since July 2019. Prior to Atreca, from November 2017 through May 2019, Ms. Phillips was the Vice President of Corporate Law at Global Blood Therapeutics, Inc., a biotechnology company, where she led a broad range of legal activities prior to the company’s commercialization of its first product. From December 2013 through March 2017, Ms. Phillips was Senior Counsel and then Vice President and Associate General Counsel at Relypsa, Inc., a biotechnology company, where she led a wide variety of legal matters from the company’s IPO through commercialization of its first product and acquisition by Galenica. From December 2011 through May 2013, Ms. Phillips was Corporate Counsel at Affymax, Inc., a biotechnology company. Prior to Affymax, Ms. Phillips was a corporate attorney at the law firms of Morrison Foerster LLP and Reed Smith LLP where she represented biotechnology and technology companies in corporate governance and securities law matters, mergers and acquisitions, and equity financings. Ms. Phillips holds a J.D. from Georgetown University Law Center and a B.A. from the University of California, Berkeley.

Executive Compensation
We qualify as a “smaller reporting company” as defined in SEC rules and have elected to comply with the scaled disclosure requirements applicable to smaller reporting companies with respect to executive compensation.
Summary Compensation Table
The following table sets forth information regarding compensation awarded to or earned by our NEOs during the year ended December 31, 2021 and December 31, 2020.
Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (3)	Total ($)
John A. Orwin President and Chief Executive Officer	2021	583,495	3,302,611	300,000	6,020	4,192,127
	2020	566,500	3,776,010	295,996	1,020	4,639,526
Tito A. Serafini, Ph.D. Chief Strategy Officer	2021	470,453	1,206,724	186,299	6,020	1,869,497
	2020	456,750	1,378,793	173,565	1,020	2,010,128
Herbert Cross Chief Financial Officer	2021	417,768	1,206,724	165,437	6,020	1,795,949
	2020	405,600	1,519,827	184,954	1,020	2,111,401

(1)
Reflects the grant date fair value of the stock options granted as computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”). The valuation assumptions used in calculating the grant date fair value of the stock options are set forth in Note 10, “Equity Incentive Plans” under Part II, Item 8, “Financial Statements and Supplementary Data” included in our Annual Report on Form 10-K.

(2)
Amounts represent the annual performance-based cash bonus earned by the NEO with respect to performance in the year ended December 31, 2021.

(3)
For each NEO, amounts include $5,000 in 401(k) matching contributions and $1,020 in life insurance premiums by paid us on behalf of each NEO.

Outstanding Equity Awards at December 31, 2021
The following table shows certain information regarding outstanding equity awards at December 31, 2021 for our NEOs.
		Option Awards				Stock Awards
		Number of securities underlying unexercised options		Option exercise price ($)	Option expiration date	(#) vested	(#) unvested	Market or payout value of unearned shares, units or other rights that have not vested ($)
Name	Grant Date	(#) exercisable	(#) unexercisable
John A. Orwin	4/28/2018(1)	695,832	0	$5.16	4/27/2028	—	—	—
	10/30/2018(2)	117,764	30,990	$10.02	10/29/2028	—	—	—
	11/15/2018(2)	45,476	13,519	$10.02	11/14/2028	—	—	—
	2/26/2020(2)	115,749	125,521	$22.07	2/25/2030	—	—	—
	1/27/2021(2)	59,583	200,417	$13.97	1/26/2031	—	—	—
	9/9/2021(3)	—	—	—	—	0	115,400	$349,662
	12/23/2021(2)	0	260,000	$3.18	12/22/2031	—	—	—

		Option Awards				Stock Awards
		Number of securities underlying unexercised options		Option exercise price ($)	Option expiration date	(#) vested	(#) unvested	Market or payout value of unearned shares, units or other rights that have not vested ($)
Name	Grant Date	(#) exercisable	(#) unexercisable
Tito A. Serafini, Ph.D.	2/3/2016(2)	11,403	0	$4.56	2/2/2026	—	—	—
	4/28/2018(4)	80,620	0	$5.16	4/27/2028	—	—	—
	10/30/2018(2)	111,944	29,451	$10.02	10/29/2028	—	—	—
	11/15/2018(2)	38,661	11,484	$10.02	11/14/2028	—	—	—
	2/26/2020(2)	42,166	45,834	$22.07	2/25/2030	—	—	—
	1/27/2021(2)	21,770	73,230	$13.97	1/26/2031	—	—	—
	9/9/2021(3)	—	—	—	—	0	42,200	$127,866
	12/23/2021(2)	0	95,000	$3.18	12/22/2031	—	—	—
Herbert Cross	4/5/2019(5)	159,379	65,620	$12.06	4/4/2029	—	—	—
	2/26/2020(2)	46,479	50,521	$22.07	2/25/2030	—	—	—
	1/27/2021(2)	21,770	73,230	$13.97	1/26/2031	—	—	—
	9/9/2021(3)	—	—	—	—	0	42,200	$127,866
	12/23/2021(2)	0	95,000	$3.18	12/22/2031	—	—	—

(1)
25% of the total shares subject to this option will vest one year after the vesting commencement date and 1/48th of the shares subject to this option will vest monthly thereafter subject to continued service to us through the applicable vesting date. If applicable, vesting accelerates as provided in, and subject to the terms and conditions of, the applicable executive employment agreement, as may be amended from time to time. The option is subject to an early exercise provision and is immediately exercisable for restricted shares subject to the same vesting provisions.

(2)
1/48th of the total shares subject to this option will vest monthly measured from the vesting commencement date subject to continued service to us through the applicable vesting date. If applicable, vesting accelerates as provided in, and subject to the terms and conditions of, the applicable executive employment agreement, as may be amended from time to time.

(3)
These shares were granted pursuant to restricted stock unit awards with a vesting commencement date of September 1, 2021. 50% of the total shares subject to this restricted stock unit grant will vest one year after the vesting commencement date, and the remaining 50% of the shares subject to this restricted stock unit grant will vest on the second anniversary of the vesting commencement date.

(4)
25% of the total shares subject to this option vested on the vesting commencement date and 1/48th of the unvested shares will vest monthly thereafter subject to continued service to us through the applicable vesting date. If applicable, vesting accelerates as provided in, and subject to the terms and conditions of, the applicable executive employment agreement, as may be amended from time to time. The option is subject to an early exercise provision and is immediately exercisable for restricted shares subject to the same vesting provisions.

(5)
25% of the total shares subject to this option will vest one year after the vesting commencement date and 1/48th of the shares subject to this option will vest monthly thereafter subject to continued service to us through the applicable vesting date. If applicable, vesting accelerates as provided in, and subject to the terms and conditions of, the applicable executive employment agreement, as may be amended from time to time.

Agreements with our Named Executive Officers & Potential Payments Upon Termination or Change in Control
Below are descriptions of our employment agreements and offer letter agreements with our NEOs. The agreements generally provide for at-will employment and set forth the NEO’s initial base salary, eligibility for employee benefits and severance benefits upon a qualifying termination of employment. Furthermore, each of our NEOs has executed a form of our standard proprietary information and inventions assignment agreement. The key terms of the employment agreements with our NEOs, including potential payments upon termination or change of control, are described below. Following the completion of our initial public offering, our Board of Directors adopted certain changes in compensation for certain of our NEOs to better align their compensation with that of executives at a peer group of life-science public companies identified by the Compensation Committee (“Peer Benchmarking Adoption”).
John A. Orwin
In November 2020, we entered into an amended and restated executive employment agreement with John A. Orwin (the “Orwin Employment Agreement”), which provides for his at-will employment as our President and Chief Executive Officer, with no specific term. The Orwin Employment Agreement provides for an annual base salary of $566,500 and an annual discretionary bonus of up to 55% of his base salary, the amount of which will be decided by our Board of Directors or the Compensation Committee, in its sole discretion, based upon our and Mr. Orwin’s achievement of objectives and milestones determined on an annual basis by our Board of Directors or the Compensation Committee. On February 1, 2022, the Compensation Committee approved for the year ended December 31, 2022 an increase to Mr. Orwin’s annual base salary to $600,999.85 and an increase to his annual discretionary bonus target, as described above, to up to 60% of his base salary. Mr. Orwin has also executed our standard form of employee confidential information and inventions assignment agreement, whereby he agrees to maintain confidentiality regarding any confidential information regarding the Company and assigns to the Company all intellectual property pertaining to our company.
The Orwin Employment Agreement provides for payments to be made to Mr. Orwin upon certain qualifying terminations of his employment, including in connection with a Change of Control of the Company (as such term is defined in the Orwin Employment Agreement and summarized below). Pursuant to the Orwin Employment Agreement, if Mr. Orwin (i) is terminated without Cause (as such term is defined in the Orwin Employment Agreement and summarized below) and other than as a result of death or disability or (ii) resigns for Good Reason (as such term is defined in the Orwin Employment Agreement and summarized below), in either case prior to the 30 day period prior to the closing of a Change of Control or more than 12 months following the closing of a Change in Control, then, provided that Mr. Orwin signs, and does not subsequently revoke, a separation agreement and release of claims in favor of the Company, Mr. Orwin will receive the following (which amounts reflect the Peer Benchmarking Adoption): (i) a severance payment equal to twelve months of his base salary and (ii) payment by us of an amount equal to twelve months of premiums under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) for Mr. Orwin (including eligible dependents, if applicable), each to be paid in a lump sum within 60 days following his termination of employment, provided the Separation Agreement (as such term is defined in the Orwin Employment Agreement) has become effective.
If Mr. Orwin (i) is terminated without Cause (as such term is defined in the Orwin Employment Agreement and summarized below) and other than as a result of death or disability or (ii) resigns for Good Reason (as such term is defined in the Orwin Employment Agreement and summarized below), in either case within the 30 day period prior to the closing of a Change of Control or within the twelve month period following the closing of a Change in Control, then, provided that Mr. Orwin signs, and does not subsequently revoke, a separation agreement and release of claims in favor of the Company, Mr. Orwin will receive the following (which amounts reflect the Peer Benchmarking Adoption): (i) a severance payment equal to eighteen months of his base salary, (ii) eighteen months (1.5x) of his target annual cash bonus, (iii) a payment equal to eighteen months of COBRA premiums for Mr. Orwin (including eligible dependents, if applicable), each to be paid in a lump sum within 60 days following his termination of employment, provided the Separation Agreement (as such term is defined in the Orwin Employment Agreement) has become effective, and (iv) accelerated vesting (a) of all time-based vesting Equity Awards (as such term is defined in the Orwin Employment Agreement) and (b) performance-based vesting Equity Awards as if all performance goals were achieved at the 100% level of performance and such number of shares subject to such Equity Awards shall be deemed immediately vested, and exercisable, as of Mr. Orwin’s last day of employment.
If Mr. Orwin’s employment with the Company terminates as a result of death or disability, then the Company shall accelerate the vesting of 50% of the outstanding unvested equity awards held by Mr. Orwin on his last day of employment.
For the purposes of the Orwin Employment Agreement, “Cause” means Mr. Orwin’s (a) commission of any felony or crime involving dishonesty; (b) participation in any fraud against the Company; (c) material breach of his duties to the Company; (d) intentional damage to any property of our company; (e) misconduct, or other violation of our policy that causes harm; (f) breach of any written agreement with our company; and (g) conduct which in the good faith and reasonable determination of our Board of Directors demonstrates gross unfitness to serve.
For the purposes of the Orwin Employment Agreement, “Good Reason” means (a) a material reduction in Mr. Orwin’s base salary, which the parties agree is a reduction of at least 10% of Mr. Orwin’s base salary (unless pursuant to a salary reduction program applicable generally to our company’s similarly situated employees); (b) a material reduction in Mr. Orwin’s duties (including responsibilities or authorities); provided, however, that, solely following a change of control, a change in job position (including a change in title) shall not be deemed a “material reduction” in and of itself unless Mr. Orwin’s new duties are materially reduced from his prior duties; or (c) a relocation of Mr. Orwin’s principal place of employment to a place that increases Mr. Orwin’s one-way commute by more than 50 miles as compared to Mr. Orwin’s then-current principal place of employment immediately prior to such relocation.
For the purposes of the Orwin Employment Agreement, “Change of Control” means (i) any consolidation or merger by us with or into any other entity other than any consolidation or merger in which the shares of our capital stock immediately prior the consolidation or merger continue to represent a majority of the voting power of the surviving entity immediately after the consolidation or merger or (ii) any transaction or series of related transactions to which we are a party and in which more than 50% of our voting power is transferred, provided that a Change of Control does not include any transaction or series of transactions principally for bona fide equity financing purposes where we receive cash or in which any of our indebtedness is cancelled.
Herbert Cross
In November 2020, we entered into an amended and restated executive employment agreement with Herbert Cross (the “Cross Employment Agreement”), which provides for his at will employment as our Chief Financial Officer, with no specific term. The Cross Employment Agreement provides for an annual base salary of $405,600 and an annual discretionary bonus of up to 40% of his base salary, the amount of which will be decided by our Board of Directors, the Compensation Committee, or our Chief Executive Officer, as applicable, in its sole discretion, based upon our and Mr. Cross’s achievement of objectives and milestones determined on an annual basis by our Board of Directors, the Compensation Committee, or our Chief Executive Officer, as applicable. On February 1, 2022, the Compensation Committee approved for the year ended December 31, 2022 an increase to Mr. Cross’ annual base salary to $430,301.04. Mr. Cross has also executed our standard form of employee confidential information and inventions assignment agreement, whereby he agrees to maintain confidentiality regarding any confidential information regarding the Company and assigns to the Company all intellectual property pertaining to our company.
The Cross Employment Agreement provides for payments to be made to Mr. Cross upon certain qualifying terminations of his employment, including in connection with a Change of Control of the Company (as such term is defined in the Cross Employment Agreement and summarized below). Pursuant to the Cross Employment Agreement, if Mr. Cross (i) is terminated without Cause (as such term is defined in the Cross Employment Agreement and summarized below) and other than as a result of death or disability or (ii) resigns for Good Reason (as such term is defined in the Cross Employment Agreement and summarized below), in either case prior to the 30 day period prior to the closing of a Change of Control or more than twelve months following the closing of a Change in Control, then, provided that Mr. Cross signs, and does not subsequently revoke, a separation agreement and release of claims in favor of the

Company, Mr. Cross will receive the following (which amounts reflect the Peer Benchmarking Adoption): (i) a severance payment equal to nine months of his base salary and (ii) payment by us of an amount equal to nine months of premiums under COBRA for Mr. Cross (including eligible dependents, if applicable), each to be paid in a lump sum within 60 days following his termination of employment, provided the Separation Agreement (as such term is defined in the Cross Employment Agreement) has become effective.
If Mr. Cross (i) is terminated without Cause (as such term is defined in the Cross Employment Agreement and summarized below) and other than as a result of death or disability or (ii) resigns for Good Reason (as such term is defined in the Cross Employment Agreement and summarized below), in either case within the 30 day period prior to the closing of a Change of Control or within the twelve months period following the closing of a Change in Control, then, provided that Mr. Cross signs, and does not subsequently revoke, a separation agreement and release of claims in favor of the Company, Mr. Cross will receive the following (which amounts reflect the Peer Benchmarking Adoption): (i) a severance payment equal to twelve months of his base salary, (ii) twelve months (1x) of his target annual cash bonus, (iii) a payment equal to twelve months of COBRA premiums for Mr. Cross (including eligible dependents, if applicable), each to be paid in a lump sum within 60 days following his termination of employment, provided the Separation Agreement (as such term is defined in the Cross Employment Agreement) has become effective, and (iv) accelerated vesting of all time-based vesting Equity Awards (as such term is defined in the Cross Employment Agreement) and performance-based vesting Equity Awards as if all performance goals were achieved at the 100% level of performance and such number of shares subject to such Equity Awards shall be deemed immediately vested, and exercisable, as of Mr. Cross’s last day of employment.
If Mr. Cross’s employment with the Company terminates as a result of death or disability, then as of the termination date, (i) Mr. Cross’s then-unvested equity awards shall cease to vest, (ii) all unearned compensation payments to Mr. Cross will terminate immediately and (iii) Mr. Cross will not be entitled to any severance benefits, including any cash severance, payment by us of his COBRA premiums or special cash payments.
For the purposes of the Cross Employment Agreement, “Cause” means Mr. Cross’s (a) commission of any felony or crime involving dishonesty; (b) participation in any fraud or embezzlement against the Company; (c) material breach of his duties to the Company; (d) persistent unsatisfactory performance of job duties after written notice from the Chief Executive Officer and a reasonable opportunity to cure (if curable); (e) intentional damage to any property of the Company; (e) misconduct or other violation of our policy that causes harm to the Company; (f) misconduct or other violation of Company policy that has caused harm, or is reasonably expected to result in, harm to the Company; (g) breach of any written agreement with our Company; and (h) conduct which in the good faith and reasonable determination of our Board of Directors demonstrates gross unfitness to serve.
For the purposes of the Cross Employment Agreement, “Good Reason” means (a) a material reduction in Mr. Cross’s base salary, which the parties agree is a reduction of at least 10% of Mr. Cross’s base salary (unless pursuant to a salary reduction program applicable generally to our company’s similarly situated employees); (b) a material reduction in Mr. Cross’s duties (including responsibilities or authorities); provided, however, that a change in job position (including a change in title) shall not be deemed a “material reduction” in and of itself unless in Mr. Cross’s new duties are materially reduced from his prior duties; or (c) a relocation of Mr. Cross’s principal place of employment to a place that increases Mr. Cross’s one-way commute by more than 50 miles as compared to Mr. Cross’s then-current principal place of employment immediately prior to such relocation.
The Cross Employment Agreement defines “Change of Control” in a manner similar to the Orwin Employment Agreement (as described above).
Tito A. Serafini
In November 2020, we entered into an amended and restated executive employment agreement with Tito A. Serafini (the “Serafini Employment Agreement”), which provides for his at will employment as our Chief Strategy Officer, with no specific term. The Serafini Employment Agreement provides for an annual base salary of $456,750 and an annual discretionary bonus of up to 40% of his base salary, the amount of which will be decided by our Board of Directors, the Compensation Committee, or our Chief

Executive Officer, as applicable, in its sole discretion, based upon our and Dr. Serafini’s achievement of objectives and milestones determined on an annual basis by our Board of Directors, the Compensation Committee, or our Chief Executive Officer, as applicable. On February 1, 2022, the Compensation Committee approved for the year ended December 31, 2022 an increase to Mr. Serafini’s annual base salary to $484,566.08. Dr. Serafini has also executed our standard form of employee confidential information and inventions assignment agreement, whereby he agrees to maintain confidentiality regarding any confidential information regarding the Company and assigns to the Company all intellectual property pertaining to our company.
The Serafini Employment Agreement provides for payments to be made to Dr. Serafini upon certain qualifying terminations of his employment, including in connection with a Change of Control of the Company (as such term is defined in the Serafini Employment Agreement and summarized below). Pursuant to the Serafini Employment Agreement, if Dr. Serafini (i) is terminated without Cause (as such term is defined in the Serafini Employment Agreement and summarized below) and other than as a result of death or disability or (ii) resigns for Good Reason (as such term is defined in the Serafini Employment Agreement and summarized below), in either case prior to the 60 day period prior to the closing of a Change of Control or more than twelve months following the closing of a Change in Control, then, provided that Dr. Serafini signs, and does not subsequently revoke, a separation agreement and release of claims in favor of the Company, Dr. Serafini will receive the following (which amounts reflect the Peer Benchmarking Adoption): (i) a severance payment equal to nine months of his base salary, (ii) payment by us of an amount equal to nine months of premiums under COBRA for Dr. Serafini (including eligible dependents, if applicable), each to be paid in a lump sum within 60 days following his termination of employment, provided the Separation Agreement (as such term is defined in the Serafini Employment Agreement) has become effective, and (iii) accelerated vesting of all time-based vesting Equity Awards (as such term is defined in the Serafini Employment Agreement) and performance-based vesting Equity Awards as if all performance goals were achieved at the 100% level of performance and such number of shares subject to such Equity Awards shall be deemed immediately vested, and exercisable, as of Dr. Serafini’s last day of employment.
If Dr. Serafini (i) is terminated without Cause (as such term is defined in the Serafini Employment Agreement and summarized below) and other than as a result of death or disability or (ii) resigns for Good Reason (as such term is defined in the Serafini Employment Agreement and summarized below), in either case within the 60 day period prior to the closing of a Change of Control or within the twelve months period following the closing of a Change in Control, then, provided that Dr. Serafini signs, and does not subsequently revoke, a separation agreement and release of claims in favor of the Company, Dr. Serafini will receive the following (which amounts reflect the Peer Benchmarking Adoption): (i) a severance payment equal to twelve months of his base salary, (ii) twelve months (1x) of his target annual cash bonus, (iii) a payment equal to twelve months of COBRA premiums for Dr. Serafini (including eligible dependents, if applicable), each to be paid in a lump sum within 60 days following his termination of employment, provided the Separation Agreement (as such term is defined in the Serafini Employment Agreement) has become effective, and (iv) accelerated vesting of all time-based vesting Equity Awards (as such term is defined in the Serafini Employment Agreement) and performance-based vesting Equity Awards as if all performance goals were achieved at the 100% level of performance and such number of shares subject to such Equity Awards shall be deemed immediately vested, and exercisable, as of Dr. Serafini’s last day of employment.
If Dr. Serafini’s employment with the Company terminates as a result of death or disability, then as of the termination date, (i) Dr. Serafini’s then-unvested equity awards shall cease to vest, (ii) all unearned compensation payments to Dr. Serafini will terminate immediately and (iii) Dr. Serafini will not be entitled to any severance benefits, including any cash severance, payment by us of his COBRA premiums or special cash payments.
For the purposes of the Serafini Employment Agreement, “Cause” means Dr. Serafini’s (a) commission of any felony or crime involving dishonesty; (b) willful participation in any fraud against the Company; (c) willful breach of his material duties to the Company; (d) willful and material damage to any property of the Company; (e) willful misconduct or other violation of Company policy that causes material harm to the Company; (f) willful and material breach of any written agreement with our Company; and (g) conduct which in the good faith and reasonable determination of our Board of Directors demonstrates gross unfitness to serve; provided, however, that any of the foregoing conditions will not constitute Cause if cured by Dr. Serafini within 30 days after receipt of written notice from the Company specifying the claimed grounds for Cause. For purposes of the Serafini Employment Agreement, no act or failure to act on Mr. Serafini’s part shall be considered “willful” unless it is done, or omitted to be done, by Dr. Serafini intentionally, in bad faith or without reasonable belief that the action or omission was in the best interests of the Company.
For the purposes of the Serafini Employment Agreement, “Good Reason” means (a) a material reduction in Dr. Serafini’s base salary, which the parties agree is a reduction of at least 10% of Dr. Serafini’s base salary (unless pursuant to a salary reduction program applicable generally to our company’s similarly situated employees); (b) a material reduction in Dr. Serafini’s duties (including responsibilities or authorities); provided, however, that a change in job position (including a change in title) shall not be deemed a “material reduction” in and of itself unless in Dr. Serafini’s new duties are materially reduced from his prior duties; (c) a material breach by the Company of any written agreement between Dr. Serafini and our Company; or (d) a relocation of Dr. Serafini’s principal place of employment to a place that increases Dr. Serafini’s one-way commute by more than 50 miles as compared to Dr. Serafini’s then-current principal place of employment immediately prior to such relocation.
The Serafini Employment Agreement defines “Change of Control” in a manner similar to the Orwin Employment Agreement (as described above).
In the event that the severance and other benefits payable to Messrs. Orwin or Cross or Dr. Serafini constitute “parachute payments” under Section 280G of the U.S. tax code and would be subject to the applicable excise tax under Section 4999 of the Code, such severance and other benefits will be either delivered in full or (B) delivered to such lesser extent which would result in no portion of such severance and other benefits being subject to the excise tax, whichever results in the receipt on an after-tax basis of the greatest amount of benefits.
Non-Equity Incentive Plan Compensation
In addition to base salaries, our NEOs are eligible to receive performance-based cash bonuses, which are designed to provide appropriate incentives to our executives to achieve defined performance goals and to reward our executives for individual achievement towards these goals. The performance-based cash bonus each executive officer is eligible to receive is generally based on the extent to which we achieve the corporate goals and the extent to which our executives achieve their individual goals that our Board or Compensation Committee establishes at the beginning of each year and is paid annually.
401(k) Plan
We maintain a 401(k) plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation up to certain limits of the Internal Revenue Code of 1986, as amended (the “Code”), which are updated annually. Under our current matching policy approved by the Compensation Committee of the Board in October 2020, we match in cash 100% of an employee’s 401(k) contributions, subject to an annual cap of $5,000 per employee. The 401(k) plan is intended to be qualified under Section 401(a) of the Code, with the related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan are deductible by us when made, and contributions and earnings on those amounts are not generally taxable to the employees until withdrawn or distributed from the 401(k) plan.
Rule 10b5-1 Sales Plans
From time to time, our executive officers and directors may be parties to individual Rule 10b5-1 trading plans. Under a Rule 10b5-1 plan, a broker sells the officer’s or director’s shares of our Class A common stock from time to time in accordance with the parameters established by the officer or director when entering into the plan without any further action, direction, or involvement by the officer or director. Our executive officers and directors may only enter into a Rule 10b5-1 plan during an open trading window and when they are not in possession of material nonpublic information.

Equity Compensation Plan Information
The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2021.
Plan Category(1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))(c)
Equity compensation plans approved by security holders	8,030,406(2)	$11.25(3)	1,024,920(4)(5)(6)

(1)
All of our equity compensation plans have been approved by security holders. The equity compensation plans are described in Note 10, “Equity Incentive Plans” under Part II, Item 8, “Financial Statements and Supplementary Data” included in our Annual Report on Form 10-K.

(2)
As of December 31, 2021, there were: (i) 2,518,608 shares of Class A common stock subject to outstanding stock options under our 2010 Equity Incentive Plan; (ii) 4,644,068 shares of Class A common stock subject to outstanding stock options under our 2019 Equity Incentive Plan and (iii) 867,730 shares of Class A common stock subject to outstanding restricted stock units under our 2019 Equity Incentive Plan.

(3)
The weighted average exercise price is calculated based solely on outstanding stock options and excludes the 867,730 shares of Class A common stock subject to outstanding restricted stock units under our 2019 Equity Incentive Plan, which have no exercise price.

(4)
Includes 293,007 and 731,913 shares of Class A common stock available for issuance under the 2019 Equity Incentive Plan and our 2019 Employee Stock Purchase Plan, or the ESPP, respectively, as of December 31, 2021. No shares are available for issuance under our 2010 Equity Incentive Plan. Shares under our 2010 Equity Incentive Plan that expire, terminate or are forfeited prior to exercise or settlement automatically become available for issuance under our 2019 Equity Incentive Plan.

(5)
The number of shares reserved for issuance under our 2019 Equity Incentive Plan will increase January 1 of each year commencing on January 1, 2020 and continuing through and including January 1, 2029 by (i) the amount equal to 4% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year or (ii) such lower number of shares as may be determined by the Board of Directors.

(6)
The number of shares reserved for issuance under the ESPP will increase January 1 of each year commencing January 1, 2020 and continuing through and including January 1, 2029 by the lesser of (i) 1% of the total number of shares of our Class A common stock outstanding on December 31 of the preceding calendar year; (ii) 416,666 shares or (iii) such lesser number of shares as may be determined by the Board of Directors.

Transactions with Related Persons and Indemnification
Other than compensation arrangements for our directors and executive officers, which are described elsewhere in this Proxy Statement, below we describe transactions since January 1, 2020 to which we were a party or will be a party, in which:
•
the amounts involved exceeded or will exceed $120,000; and

•
any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Related-Person Transactions Policy and Procedures
Our Related-Person Transactions Policy sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of “related-persons transactions.” This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000, and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. A related person is any executive officer, director, or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons. In reviewing and approving any such transactions, our Audit Committee is responsible for reviewing all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction.
Certain Relationships and Related Transactions
Baker Brothers Nominating Agreement
On September 5, 2018, we entered into a nominating agreement (the “Baker Brothers. Nominating Agreement”), with Baker Brothers Life Sciences L.P. and 667, L.P. (together, the “Baker Brothers”). Pursuant to the Baker Brothers Nominating Agreement, during the period beginning at the closing of our initial public offering until when Baker Brothers no longer beneficially own at least 3,333,333 shares of our common stock (subject to adjustment for stock splits, combinations, recapitalizations and similar transactions) (the “Nominating Agreement Period”), we will have the obligation to support the nomination of, and to cause our Board of Directors to include in the slate of nominees recommended to our stockholders for election, two individuals designated by Baker Brothers (each a “Baker Brothers Designee”), unless a majority of our disinterested directors reasonably and in good faith determines that a Baker Designee would not be qualified to serve as our director under law, rules of the stock exchange on which our shares are listed, our amended and restated bylaws, or any of our company policies. If a Baker Designee resigns his or her seat on our Board of Directors or is removed or does not become a director for any reason, the vacancy will be filled by the election or appointment of another designee of Baker Brothers as soon as reasonably practicable, subject to compliance with applicable laws, rules and regulations. Furthermore, during the Nominating Agreement Period, if there is no Baker Designee on our Board of Directors, we will have the obligation to invite two board of directors observer designees of Baker Brothers (the “Baker Observers”), to attend all meetings of our Board of Directors and all meetings of the committees of our Board of Directors as a nonvoting observer, subject to Baker Observers’ agreement to hold in confidence the information they receive as observers of our Board of Directors and committee meetings, as well as subject to their exclusion from our Board of Directors’ meetings to preserve our attorney-client privilege, to avoid conflicts of interest, if Baker Brothers is determined by our Board of Directors to be a competitor or other customary conditions. The Baker Brothers Nominating Agreement automatically terminates upon the earlier of when Baker Brothers, together with its affiliates, no longer beneficially owns at least 3,333,333 shares of our common stock or the consummation of our acquisition in a change of control transaction, as such terms are defined in our amended and restated certificate of incorporation.

Bill & Melinda Gates Foundation Master Services Agreement
On February 1, 2013, we entered into a master services agreement (the “Gates Foundation Services Agreement”), with the Bill & Melinda Gates Foundation (the “Gates Foundation”). Pursuant to the Gates Foundation Services Agreement, we are currently engaged in a multi-year agreement to optimize and advance human anti-CSP monoclonal antibodies with the potential to be developed as prophylactic/therapeutic antibodies. We received income of approximately $202,000 and $1,480 under the Gates Foundation Service Agreement during the years ended December 31, 2020 and 2021, respectively.
Director Consulting Agreement
We entered into an amended and restated consulting agreement, effective as of January 1, 2017, as most recently amended and restated on January 1, 2022, with Dr. William H. Robinson, who is a member of our Board of Directors, pursuant to which Dr. Robinson provides consulting services to us in the field of research and development of diagnostics, biologic therapeutics and paired diagnostics and biologic therapeutics and receives an annual consulting fee of $250,000, payable in quarterly installments. Dr. Robinson received approximately $250,000 from us during the years ended December 31, 2020 and 2021, respectively.
Investors’ Rights Agreement
We are party to an amended and restated investors’ rights agreement (“IRA”), with certain holders of our preferred stock, which converted to common stock on an one-to-one basis in connection with our initial public offering, including entities affiliated with Baker Brothers Life Sciences L.P., entities affiliated with Boxer Capital, LLC, Hadley Harbor Master Investors (Cayman) I L.P. and the Bill & Melinda Gates Foundation. The IRA provides these holders of our preferred stock with certain registration rights, including the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing, and also the right to obligate us to an agreement to provide for additional rights to demand that we file a registration statement or request that their shares be covered by a registration statement that we have filed and maintain as effective. In connection with our initial public offering, the holders of 17,248,259 shares of our Class A common stock issuable on conversion of outstanding shares of our preferred stock (including Class A common stock issuable upon conversion of Class B common stock) will be entitled to rights with respect to the registration of their shares of Class A common stock (including Class A common stock issuable upon conversion of Class B common stock) under the Securities Act under this agreement.
Registration Rights Agreement
On March 11, 2020, we entered into a registration rights agreement with Baker Brothers, pursuant to which Baker Brothers is entitled to certain resale registration rights with respect to shares of our Class A common stock held by Baker Brothers. Under the agreement, following a demand by Baker Brothers, we are obligated to file a resale registration statement on Form S-3, or other appropriate form, covering such common stock held by Baker Brothers, and to keep such registration statement effective until the earlier of (i) all registrable securities covered by the registration statement have been sold or may be sold freely without limitations or restrictions as to volume or manner of sale pursuant to Rule 144 of the Securities Act (“Rule 144”), or (ii) all registrable securities covered by the registration statement otherwise cease to be considered registrable securities pursuant to the terms of the agreement. Under the agreement, Baker Brothers has the right to one underwritten public offering per calendar year, but no more than three underwritten public offerings in total, to effect the sale or distribution of its registrable securities, subject to specified exceptions, conditions and limitations. The agreement requires us to bear expenses incurred by us in effecting any registration pursuant to the agreement, and up to $50,000 of expenses per underwritten public offering for counsel for Baker Brothers, and also includes customary indemnification obligations in connection with registrations conducted pursuant to the agreement. The rights of Baker Brothers under the agreement terminate automatically upon the earlier to occur of the following events: (i) all registrable securities covered by the agreement have been sold pursuant to an effective registration statement; (ii) all registrable securities covered by the agreement have been sold by pursuant to Rule 144, or other similar rule;

(iii) all registrable securities covered by the agreement may be resold without limitations as to volume or manner of sale pursuant to Rule 144; or (iv) 10 years after the date of the agreement.
Other Transactions
We have engaged the law firm Cooley LLP (“Cooley”), to provide legal services to the Company. An immediate family member of Tito A. Serafini, one of our directors and our Chief Strategy Officer, is a partner of Cooley. During the years ended December 31, 2020 and 2021, we incurred and recorded approximately $1.7 million and $0.7 million, respectively, of legal expenses for services performed by Cooley.
We have engaged the law firm Kilpatrick Townsend & Stockton LLP (“Kilpatrick Townsend”), to provide legal services to the Company. An immediate family member of Tito A. Serafini, one of our directors and our Chief Strategy Officer, is a partner of Kilpatrick Townsend. During the years ended December 31, 2020 and 2021, we incurred and recorded approximately $1.1 million and $1.3 million, respectively, of legal expenses for services performed by Kilpatrick Townsend.
Indemnification Agreements
Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. Our amended and restated certificate of incorporation permits indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and our amended and restated bylaws provide that we will indemnify our directors and officers and permit us to indemnify our employees and other agents, in each case to the maximum extent permitted by the Delaware General Corporation Law.
We have entered into indemnification agreements with our directors and officers, whereby we have agreed to indemnify our directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of the Company, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interest of the Company. At present, there is no pending litigation or proceeding involving a director or officer of Atreca, Inc. regarding which indemnification is sought, nor is the registrant aware of any threatened litigation that may result in claims for indemnification. We maintain insurance policies that indemnify our directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his capacity as such.

Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are our stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker, or notify us by sending your written request to Atreca, Inc., General Counsel and Corporate Secretary, 835 Industrial Rd., Suite 400, San Carlos, California 94070 or (650) 595-2595 and we will deliver a separate copy promptly. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

Additional Information
Annual Report on Form 10-K
We have filed our Annual Report on Form 10-K with the SEC. Our Annual Report on Form 10-K and this Proxy Statement are available on the SEC’s website at www.sec.gov and under the “SEC Filings” portion of the “Investors & Media” section on our website at https://ir.atreca.com/financials-and-filings/sec-filings.
A copy of our Annual Report is also available without charge upon written request to us via email at info@atreca.com. If you do not have access to the Internet or have not received a copy of our Annual Report on Form 10-K, you may request a copy of it or any exhibits thereto without charge by writing to us at Atreca, Inc., General Counsel and Corporate Secretary, 835 Industrial Rd., Suite 400, San Carlos, California 94070.
Other Matters
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors
John A. Orwin
President, Chief Executive Officer and
Member of the Board of Directors
April 28, 2022

ATRECA, INC.835 INDUSTRIAL RD.SUITE 400SAN CARLOS, CA 94070 SCAN TOVIEW MATERIALS & VOTEVOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Before the Annual Meeting of Stockholders: To vote by Internet, go to www.proxyvote.com. Have your proxy card in hand and follow the instructions. Your Internet vote must be received by 11:59 p.m. Eastern Daylight Time on June 7, 2022.During the Annual Meeting of Stockholders: To attend the Annual Meeting of Stockholders via the live webcast and vote electronically, go to www.virtualshareholdermeeting.com/BCEL2022. Have your proxy card in hand and follow the instructions.VOTE BY PHONE - 1-800-690-6903To vote by phone, use any touch-tone telephone to call toll free 1-800-690-6903. Have your proxy card in hand and follow the instructions. Your telephone vote must be received by 11:59 p.m. Eastern Daylight Time on June 7, 2022.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS
PORTION ONLY The Board of Directors recommends you vote FOR the following Class III directors in Proposal For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. No. 1:1.Election of DirectorsNominees 000 01) Kristine M. Ball02) Franklin Berger03) John A. OrwinThe Board of Directors recommends you vote FOR Proposal No. 2:ForAgainst Abstain 2.Ratification of the selection of WithumSmith+Brown, PC as the independent registered public accounting firm of the Company for the year ending December 31, 2022.NOTE: Conduct any other business properly brought before the Annual Meeting of Stockholders or any adjournment thereof.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 000 Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com

ATRECA, INC.
Annual Meeting of Stockholders
9:00 AM Pacific Daylight Time
June 8, 2022

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Courtney J. Phillips, as proxy, with the power to appoint her substitute, and hereby authorize(s) her to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ATRECA, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. PDT on June 8, 2022 virtually via live webcast at www.virtualshareholdermeeting.com/BCEL2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000568054_2 R1.0.0.24

Continued and to be signed on reverse side